SCHEDULE "A"
ALPINE SUMMIT ENERGY PARTNERS, INC.
DEFERRED SHARE UNIT GRANT LETTER

This Deferred Share Unit grant letter is entered into between Alpine Summit Energy Partners, Inc. (the "Company") and the Eligible Director named below pursuant to the Company's deferred share unit plan (the "Plan"), a copy of which is incorporated by reference herein, and confirms the following Deferred Share Unit grant on the terms set out below and as further set out in the Plan:

Eligible Director:

Address of Eligible Director:

Deferred Share Unit Grant:

Grant Date:

Vesting:

Conditions, Restrictions, Performance, Objectives and/or Limitations, if any:

By receiving and accepting the Deferred Share Unit award, the Eligible Director acknowledges that:

1. I have received a copy of the Plan, I have read and understand the it, and I agree to the terms and conditions of the Plan and this Deferred Share Unit grant letter;

2. The value of a Deferred Share Unit is based on the trading price of a Share and is thus not guaranteed. The eventual value of a Deferred Share Unit on the applicable settlement date may be higher or lower than the value of the Deferred Share Unit at the time it was allocated to my account under the Plan.

3. I may be liable for income tax when Deferred Share Units are redeemed in accordance with the Plan. Any cash payments made pursuant to the Plan shall be net of applicable withholding taxes (including, without limitation, applicable source deductions). I understand that the Company is making no representation to me regarding taxes applicable to me under the Plan and I will confirm the tax treatment with my own tax advisor.

4. No funds will be set aside to guarantee the redemption of Deferred Share Units or the payment of any other sums due to me under the Plan. Future payments pursuant to the Plan are an unfunded liability recorded on the books of the Company. Any rights under the Plan by virtue of a grant of Deferred Share Units shall have no greater priority than the rights of an unsecured creditor.

5. I acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that I shall, at all times, act in strict compliance with the Plan and all applicable laws, including, without limitation, those governing "insiders" of "reporting issuers" as those terms are construed for the purposes of applicable securities laws, regulations and rules.

6. I agree to provide the Company with all information and undertakings that the Company requires in order to administer the Plan and comply with applicable laws.

7. I understand that all capitalized terms not defined herein shall have the meanings attributed to them under the Plan.

8. I understand that the DSUs awarded hereunder are subject to applicable securities laws, and no securities may be issued hereunder unless permitted by all applicable securities laws.  Further, as a condition to any grant hereunder or the receipt of securities pursuant thereto, I may be required to deliver evidence reasonably requested by the Company in order to confirm to the Company's satisfaction that I am eligible to receive securities awarded hereunder.

9. I acknowledge and agree that the DSUs and any Shares that may be issued by the Company pursuant to the redemption of the DSUs may not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States. The DSUs and the Shares that may be issued by the Company pursuant to the settlement of the DSUs may not be granted or issued except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom.

10. I acknowledge and covenant that if I am a U.S. person, or was present in the United States at the time I was offered the DSUs or at the time I executed and delivered this agreement, and the Shares issuable on redemption of the DSUs are not registered under the U.S. Securities Act, the U.S. DSU Holder Supplement annexed hereto as Appendix "A" will be deemed to be incorporated by reference into and form a part of this grant letter.  "U.S. person" and "United States" are as defined in Regulation S under the U.S. Securities Act.

ALPINE SUMMIT ENERGY PARTNERS, INC.

By:
Authorized Signing Officer

Witness	Name of Individual Eligible Director: